Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

On May 22, 2025, Comstock Inc. (“Comstock”) (NYSE American: LODE) announced a series of transactions with Bioleum Corporation, a newly incorporated privately held corporation, including the restructuring and settlement of certain commitments and obligations resulting from an amendment to the FPC Asset Purchase Agreement (the “FPC Amendment”) associated with the 2021 acquisition of Comstock Innovations Corporation (fka Plain Sight Innovations) and Flux Photon Corporation and the assignment and assumption of the assets and liabilities to Bioleum Corporation (the “Assignment”) that comprised the former Comstock’s Fuels division.

Bioleum Corporation expects to complete the Convertible Preferred Stock Series A (“CPS Series A”) round before the end of the 2025 third quarter and Comstock expects to complete the transfer to Bioleum Corporation all of the financial activities and positions associated with the entities comprising its former Fuels division before the end of the 2025 second quarter. The associated financial activities and positions are then expected to be deconsolidated from Comstock’s consolidated financial statements.

FPC Amendment

As a prerequisite to the CPS Series A and the Assignment, Comstock amended its asset purchase agreement with Flux Photon Corporation (“FPC”), originally entered into in 2021, which included an original earn-out obligation of $18 million to be paid from a percentage of Comstock’s future cash flows. Prior to the Assignment, Comstock’s Board of Directors approved the FPC Amendment of certain remaining obligations under this asset purchase agreement, involving the issuance of 1,700,000 common shares to FPC obligors and 300,000 to affiliates of FPC to settle $10 million of the earn-out and other commitments. Comstock also approved the settlement of an additional commitment of future monthly cash payments, up to approximately $2.5 million over the next 24 months and further consideration not to exceed $5,650,000 over the next seven years. These cash payments will be made in direct exchange for Comstock receiving additional Bioleum Corporation CPS Series A shares. Additional transaction details are described in the accompanying footnotes.

Assignment

The assignment and assumption to Bioleum Corporation of the assets and liabilities contained within the following formerly wholly owned Comstock subsidiaries that comprised its former Fuels division:

●	Comstock Fuels Corporation;
●	Comstock Innovations Corporation;
●	Comstock Engineering Corporation;
●	Comstock IP Holdings LLC;
●	MANA Corporation;
●	Comstock Fuels Oklahoma LLC; and
●	Bioleum PDC Madison LLC.

The unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) included herein has been prepared to illustrate the estimated impact of the FPC Amendment and the Assignment of the former Fuels division on Comstock’s historical financial position and results of operations. The Pro Forma Financial Information is based on Comstock’s historical consolidated financial statements adjusted to reflect the FPC Amendment and the Assignment as if they had occurred on:

●	January 1, 2023, for the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2024 and 2023, and for the three months ended March 31, 2025; and
●	March 31, 2025, for the unaudited pro forma condensed consolidated balance sheet.

Beginning with Comstock’s Quarterly Report on Form 10-Q for the six months ending June 30, 2025, we believe the results of operations for the transferred division will be reported as discontinued operations.

The Pro Forma Financial Information should be read in conjunction with:

●	The unaudited interim condensed consolidated financial statements included in Comstock’s Quarterly Report on Form 10-Q for the three-months ended March 31, 2025; and
●	The audited consolidated financial statements included in Comstock’s Annual Reports on Form 10-K for the years ended December 31, 2024 and 2023.

The adjustments included in the Pro Forma Financial Information are based on currently available information and assumptions that management believes to be reasonable and supportable. Actual financial results may differ from the pro forma information due to changes in the final terms of the transaction, estimates, or other factors.

For Pro Forma Financial Information purposes, Comstock’s investment in Bioleum Corporation has an estimated carrying value of approximately $65.0 million. This amount reflects Comstock’s initial investment—made through the issuance of its common stock, which occurred in 2021—in the subsidiary entities comprising the Fuels division, as well as subsequent costs incurred, including cash outlays related to innovations, engineering, investments, working capital and other general purposes for the Fuels division. It is believed that this amount will approximate the fair value of the investment as of the date of transfer.

Comstock intends to finalize the determination of the estimated fair value of its investment in Bioleum Corporation upon the completion of the transfer and using the most current and relevant data available at that time. An independent valuation will be obtained in connection with this final determination.

The estimated fair value utilized for preparing the Pro Forma Financial Information is subject to significant estimation uncertainty and may materially differ from the actual fair value determined at the time of the transfer. Any such difference could directly impact the recorded investment balance and any gain or loss recognized upon deconsolidation of the Fuels division.

The Pro Forma Financial Information is presented for informational purposes only and does not purport to represent what Comstock’s actual financial position or results of operations would have been had the transfer occurred as of the dates indicated. Furthermore, it is not indicative of future financial performance. All material pro forma adjustments and underlying assumptions are described in detail in the accompanying notes to the unaudited condensed consolidated pro forma financial information.

COMSTOCK INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2025

		Transaction Accounting Adjustments
	Comstock Inc. Historical	FPC Earn Out Settlement Adjustments		Assignment Adjustments		Comstock Inc. Pro Forma
ASSETS

Current Assets:
Cash and cash equivalents	$3,906,773	$—		$(806,068)	(d)	$3,100,705
Accounts receivable	3,644,369	—		—		3,644,369
Derivative assets	406,942	—		—		406,942
Assets held for sale - land and mineral rights and properties	7,058,933	—		—		7,058,933
Prepaid expenses and other current assets	680,262	—		(166,938)		513,324
Total current assets	15,697,279	—		(973,006)		14,724,273

Non-current Assets:
Investments	39,594,103	—		(1,518,039)		38,076,064
Investment in Bioleum Corporation - Series 1 preferred	—	—		65,000,000	(c)	65,000,000
Investment in Bioleum Corporation - Series A	—	5,650,000	(b)	—		5,650,000
Mineral rights and properties	11,250,121	—		—		11,250,121
Properties, plant and equipment, net	20,734,578	—		(12,368,038)		8,366,540
Notes receivable	2,860,291	—		(1,880,000)		980,291
Intangible assets, net	5,821,174	10,750,000	(a)	(16,571,174)	(e)	—
Finance lease - right of use asset, net	3,075,377	—		(875,351)		2,200,026
Operating lease - right of use asset, net	8,103,651	—		(3,529,733)		4,573,918
Other assets	4,190,922	—		(329,489)		3,861,433
Total non-current assets	95,630,217	16,400,000		27,928,176		139,958,393

TOTAL ASSETS	$111,327,496	$16,400,000		$26,955,170		$154,682,666

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

COMSTOCK INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Continued)

March 31, 2025

		Transaction Accounting Adjustments
	Comstock Inc. Historical	FPC Earn Out Settlement Adjustments		Assignment Adjustments	Comstock Inc. Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$3,201,029	$—		$(1,330,444)	$1,870,585
Accrued expenses and other liabilities	3,401,551	1,440,000	(b)	(1,966,113)	2,875,438
Deferred revenue	789,120	—		(33,333)	755,787
Derivative liabilities	1,229,000	5,852,000	(a)	—	7,081,000
Total current liabilities	8,620,700	7,292,000		(3,329,890)	12,582,810

Long-term Liabilities:
Operating lease - right of use lease liability	8,321,853	—		(3,445,794)	4,876,059
Marathon Simple Agreement for Future Equity (“SAFE”) Note	12,000,000	—		(12,000,000)	—
Series A Obligation for Future Equity - Earn Out cash	—	4,210,000	(b)	—	4,210,000
Debt, net	13,904,372	—		—	13,904,372
Other liabilities	8,932,637	—		(1,289,304)	7,643,333
Total long-term liabilities	43,158,862	4,210,000		(16,735,098)	30,633,764

TOTAL LIABILITIES	51,779,562	11,502,000		(20,064,988)	43,216,574

Stockholders' Equity:
Common stock	160,410	1,332	(a)	—	161,742
Additional paid-in capital	404,132,520	4,896,668	(a)	—	409,029,188
Accumulated deficit	(344,744,996)	—		47,020,158	(297,724,838)
Total stockholders' equity	59,547,934	4,898,000		47,020,158	111,466,092
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$111,327,496	$16,400,000		$26,955,170	$154,682,666

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

COMSTOCK INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three-Months Ended March 31, 2025

		Transaction Accounting Adjustments
	Comstock Inc. Historical	FPC Earn Out Settlement Adjustments		Assignment Adjustments		Comstock Inc. Pro Forma
Revenue	$785,815	$—		$—		$785,815

Cost of goods sold	886,796	—		—		886,796

Operating Expenses:
Selling, general and administrative expenses	3,258,465	—		(325,821)		2,932,644
Research and development	3,303,918	—		(2,876,942)		426,976
Depreciation and amortization	375,384	268,750	(a)	(516,582)	(f)	127,552
Total operating expenses	6,937,767	268,750		(3,719,345)		3,487,172

Loss from operations	(7,038,748)	(268,750)		3,719,345		(3,588,153)

Other Income (Expense):
Interest expense	(659,144)	—		85,509		(573,635)
Change in fair value of derivative instruments	(1,190,803)	(9,452,000)	(a)	—		(10,642,803)
Loss on conversion of debt	(1,196,880)	—		—		(1,196,880)
Gain on extinguishment of liability	845,000	—		—		845,000
Other income (expense)	146,644	—		(49,851)		96,793
Total other income (expense), net	(2,055,183)	(9,452,000)		35,658		(11,471,525)

Net income (loss)	(9,093,931)	(9,720,750)		3,755,003		(15,059,678)

Net income (loss) attributable to Comstock Inc.	$(9,093,931)	$(9,720,750)		$3,755,003		$(15,059,678)

Earnings per Share - Basic and Diluted:
Net loss per share - basic and diluted	$(0.37)					$(0.57)

Weighted average common shares outstanding, basic and diluted	24,266,290	2,000,000	(a)			26,266,290

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

COMSTOCK INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

		Transaction Accounting Adjustments
	Comstock Inc. Historical	FPC Earn Out Settlement Adjustments		Assignment Adjustments		Comstock Inc. Pro Forma
Revenue	$3,016,163	$—		$—		$3,016,163

Cost of goods sold	451,938	—		—		451,938

Operating Expenses:
Selling, general and administrative expenses	12,703,056	—		(933,682)		11,769,374
Research and development	19,098,183	—		(4,965,651)		14,132,532
Depreciation and amortization	2,242,554	1,075,000	(a)	(2,022,848)	(f)	1,294,706
Impairment of intangible assets	8,667,869	—		(7,560)		8,660,309
Impairment of properties, plant and equipment	324,047	—		—		324,047
Gain on sale of mineral rights	(804,489)	—		—		(804,489)
Total operating expenses	42,231,220	1,075,000		(7,929,741)		35,376,479

Loss from operations	(39,666,995)	(1,075,000)		7,929,741		(32,812,254)

Other Income (Expense):
Loss on investments	(711,920)	—		—		(711,920)
Interest expense	(2,971,351)	—		298,022		(2,673,329)
Change in fair value of derivative instruments	1,284,614	4,250,000	(a)	—		5,534,614
Loss on conversion of debt	(9,755,686)	—		—		(9,755,686)
Loss on debt extinguishment	(817,498)	—		—		(817,498)
Other income (expense)	(764,062)	—		179,425		(584,637)
Total other income (expense), net	(13,735,903)	4,250,000		477,447		(9,008,456)

Net income (loss)	(53,402,898)	3,175,000		8,407,188		(41,820,710)

Net income (loss) attributable to noncontrolling interest	(81,444)	—		—		(81,444)

Net income (loss) attributable to Comstock Inc.	$(53,321,454)	$3,175,000		$8,407,188		$(41,739,266)

Earnings per Share - Basic and Diluted:
Net loss per share - basic and diluted	$(3.21)					$(2.24)

Weighted average common shares outstanding, basic and diluted	16,613,755	2,000,000	(a)			18,613,755

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

COMSTOCK INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2023

		Transaction Accounting Adjustments
	Comstock Inc. Historical	FPC Earn Out Settlement Adjustments		Assignment Adjustments		Comstock Inc. Pro Forma
Revenue	$1,274,449	$—		$—		$1,274,449

Operating Expenses:
Selling, general and administrative expenses	12,588,626	—		(215,411)		12,373,215
Research and development	6,117,305	—		(6,131,242)		(13,937)
Depreciation and amortization	2,477,525	1,075,000	(a)	(2,005,342)	(f)	1,547,183
Gain on sale of Facility	(7,304,570)	—		—		(7,304,570)
Total operating expenses	13,878,886	1,075,000		(8,351,995)		6,601,891

Loss from operations	(12,604,437)	(1,075,000)		8,351,995		(5,327,442)

Other Income (Expense):
Gain on investments	25,034,875	—		(3,828,001)	(g)	21,206,874
Interest expense	(1,646,724)	—		66,323		(1,580,401)
Change in fair value of derivative instruments	961,085	4,590,000	(a)	—		5,551,085
Gain on conversion of debt	129,705	—		—		129,705
Transaction costs for Assignment	—	—		200,000	(d)	200,000
Other income (expense)	(1,348,252)	—		(3,991)		(1,352,243)
Total other income (expense), net	23,130,689	4,590,000		(3,565,669)		24,155,020

Net income	10,526,252	3,515,000		4,786,326		18,827,578

Net income attributable to noncontrolling interest	1,364,431	—		—		1,364,431

Net income attributable to Comstock Inc.	$9,161,821	$3,515,000		$4,786,326		$17,463,147

Earnings per Share - Basic and Diluted:
Net income per share - basic	$0.87					$1.40
Net income per share - diluted	$0.87					$1.40

Weighted average common shares outstanding, basic	10,512,675	2,000,000	(a)			12,512,675
Weighted average common shares outstanding, diluted	10,516,936	2,000,000	(a)			12,516,936

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

COMSTOCK INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The Comstock Inc. (“Comstock”) historical financial information was referenced from Comstock’s Annual Reports on Form 10-K for the years ended December 31, 2024 and 2023, and its Quarterly Report on Form 10-Q for the three-months ended March 31, 2025. Certain historical consolidated financial information has been condensed for the purpose of these pro forma condensed consolidated financial information. The Pro Forma Financial Information should be read in conjunction with the historical consolidated financial statements and related notes thereto of Comstock.

The Pro Forma Balance Sheet is presented as if the FPC Amendment and the Assignment had been completed on March 31, 2025. The Pro Forma Statements of Operation are presented as if the FPC Amendment and the Assignment had been completed on January 1, 2023.

The FPC Amendment and Assignment and related adjustments are described in the accompanying notes and are based on currently available information. All material adjustments have been made that are necessary to present fairly the Pro Forma Financial Information, in accordance with Article 11 of Regulation S-X of the SEC. The Pro Forma Financial Information does not purport to represent what Comstock’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated, nor are they indicative of Comstock’s future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in the Pro Forma Financial Information.

PRO FORMA ADJUSTMENTS

Adjustments included in the “Transaction Accounting Adjustments” column reflect the impact of the amendment to the FPC Asset Purchase Agreement (the "FPC Earn-Out Settlement Adjustments") and the impact of the Assignment (the “Assignment Adjustments”).

The presented adjustments are not tax-effected, as Comstock's net deferred tax assets - both including and excluding the Bioleum Corporation-related activity and balances - are fully offset by a valuation allowance, resulting in an effective tax rate of zero.

Transaction Accounting Adjustments – FPC Earn-Out Settlement Adjustments

(a) - In connection with entering into the FPC Amendment, Comstock agreed to amend the FPC Asset Purchase Agreement to issue 2,000,000 shares of common shares (the “Settlement Shares”), 1,700,000 of such shares will go towards settling $10.0 million with true up provisions for any proceeds received by FPC that are below or in excess of $10.0 million, and the other 300,000 additional shares to settle $750,000 in certain FPC affiliates. The anticipated additional 2,000,000 shares resulted in an overall impact to common stock at par of $1,332 and additional paid-in capital of $4,896,668 based on a trading price of $2.44 on March 31, 2025.

As a result of the 1,700,000 and 300,000 share issuances noted above, Comstock recognized a $10,750,000 intangible asset with a 10-year estimated useful life. Amortization expense related to the FPC Earn Out intangible asset would be $268,750, $1,075,000, and $1,075,000 for the three-months ended March 31, 2025 and the years ended December 31, 2024 and 2025, respectively.

At March 31, 2025, the 1,700,000 shares subject to the $10.0 million true-up, resulted in a derivative liability of $5,852,000 based on a trading price of $2.44 on March 31, 2025. Additionally, based on the changes in share price at each reporting period end, Comstock would have incurred a $4.6 million gain on derivative valuation for the year-ended December 31, 2023, a $4.3 million gain on derivative valuation for the year-ended December 31, 2024, and a $9.5 million loss on derivative valuation for the three-months ended March 31, 2025. The fair value of the derivative was based on a trading price at March 31, 2025, December 31, 2024 and December 31, 2023 of $2.44, $8.00 and $5.50, respectively.

Pro forma basic and diluted earnings (loss) per share and pro forma weighted-average basic and diluted shares outstanding for the three-months ended March 31, 2025, and the years ended December 31, 2024 and 2023, reflect the number of shares of Comstock Inc. common stock which will be issued per the amendments to the FPC Asset Purchase Agreement of 2,000,000 shares.

(b) – Reflects a $6,050,000 cash obligation for future equity funding with a portion paid by Comstock at a rate equal to $120,000 per month for 18 months, $60,000 per month thereafter, together with payments equaling 2% of financing raised by Bioleum Corporation and its subsidiaries, until such time as the entire $6,050,000 is paid in full by and between both Comstock and Bioleum Corporation, in full settlement of the earn out. Bioleum Corporation agreed to issue shares of Series A Preferred Stock to Comstock in exchange for all of the cash payments made by Comstock to FPC pursuant to the FPC Amendment. As of the date of this filing, Bioleum Corporation raised an additional $20 million in third party investment reducing the $6,050,000 cash obligation immediately by 2% of that related financing raised for a total cash obligation of $5,650,000, recorded as additional Investment in Bioleum - Series A on the balance sheet at March 31, 2025 with a related short-term and long-term liability. The short-term a liability was calculated as $1,440,000, representative of twelve months of activity at a guaranteed cash rate of $120,000 per month with the remaining $4,210,000 recorded as a long-term liability.

Transaction Accounting Adjustments – Assignment Adjustments

All Assignment Adjustments reflect the removal of Comstock’s Fuels Division balances for assets and liabilities as well as income statement activity for each respective period-end, with the exception of the following:

(c) - Reflects the estimated fair value of Comstock’s investment in Bioleum Corporation of $65.0 million consisting of the following.

Investment	Amount
Shares of Comstock common stock issued	$37,000,000
Cash advanced to Comstock Fuels since initial investment	28,000,000
Total Investment - Series 1 Preferred Shares	$65,000,000

●	Shares of Comstock common stock issued – reflects common stock issued in connection with historical acquisitions and other transactions involving Comstock’s Fuels Division-related subsidiaries.
●

Since the initial investment, Comstock Inc. has funded expenditures associated with Comstock Fuels totaling $28.0 million through March 31, 2025. Upon the Assignment, the receivable from Comstock Fuels is added to the basis of Comstock Inc.’s investment in Bioleum Corporation.

Comstock anticipates that its Investment in Bioleum Corporation will be less than 20% of total equity in Bioleum Corporation and the investment will be accounted for on the cost basis. Management believes that Bioleum Corporation is a variable interest entity ("VIE") but after the Assignment is complete, Comstock will not be the primary beneficiary of the VIE.

The estimated fair value of this investment as of the Pro Forma Balance Sheet date is approximately $65.0 million and has been used to reflect the calculation of the impact of the Assignment in the Pro Forma Financial Information and related adjustments.

This fair value estimate is preliminary and based on internally developed assessments associated with costs incurred by Comstock. Due to the absence of published information regarding the value of Bioleum Corporation at the time of this filing, significant judgment was required in estimating fair value, and actual results may differ materially.

A change of +/- 20% in the estimated fair value of the investment would result in a corresponding change of +/- $13.0 million in the recognized gain (loss) in the Pro Forma Financial Information and related adjustments. This change would also affect shareholders’ equity and other related metrics accordingly. These estimates are subject to change and may be updated upon receipt of additional information or upon completion of the Assignment and any related valuation prepared by specialists.

(d) - Reflects estimated non-recurring transaction costs of $200,000 related to the Assignment, including fees paid for financial advisory, legal and other professional services, as follows:

Calculation of Adjustments to Historical Fuels Division Balances

	Historical Fuels Balance at March 31, 2025	Estimated Transaction Costs	Adjusted Fuels Balance at March 31, 2025
Cash, cash equivalents and restricted cash	$(1,006,068)	$200,000	$(806,068)

For the year ended December 31, 2023, Comstock’s pro forma statement of operations includes $200,000 of non-recurring transaction costs included other income (expense).

(e) – Reflects an adjustment of $10,750,000 (a) in additional intangible asset at the Fuels Division level, calculated as follows:

Calculation of Adjustments to Fuels Division Balances

	Historical Fuels Balance at March 31, 2025	Additional Intangible Asset related to FPC Amendment	Adjusted Fuels Balance at March 31, 2025
Intangible assets, net	$(5,821,174)	$(10,750,000)	$(16,571,174)

(f) – Reflects an adjustment for amortization expense on the $10,750,000 intangible asset, by period, calculated as follows:

Calculation of Amortization Expense Adjustments by Period

	Quarter-Ended	Year-Ended	Year-Ended
	March 31, 2025	December 31, 2024	December 31, 2023
Historical Fuels division	$(247,832)	$(947,848)	$(930,342)
Pro Forma Adjustment	(268,750)	(1,075,000)	(1,075,000)
Pro Forma Fuels division, by period	$(516,582)	$(2,022,848)	$(2,005,342)

(g) – Reflects estimated loss on assignment as of December 31, 2023, as a result of the Assignment, calculated as follows:

Calculation of Estimated Loss of Assignment

Estimated Fair Value of Bioleum Investment	$65,000,000
Less: Estimate of transaction costs	(200,000)
$64,800,000

Comstock Inc.'s original investment in Fuels division subsidiary acquisitions with shares of common stock	$29,028,360
Comstock funding of Fuels division's operations since inception	28,849,641
Impact of FPC Earn Out Settlement Agreement	10,750,000
Total	$68,628,001

Loss on Assignment at January 1, 2023	$(3,828,001)